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                               USGlobalNanospace



U.S. Global Nanospace Announces the Appointment of Kevin Cronin, CPA, as Chief Financial Officer


CARSON CITY, NV--January 11, 2006 -- US Global Nanospace, Inc. (OTC BB:USGA.OB) ("USGN") announced today that it has appointed Kevin Cronin, CPA, to serve as USGN's Chief Financial Officer, Secretary and Treasurer. Concurrent with Mr. Cronin's appointment to these positions, Ms. Julie Seaman tendered her resignation as an officer of USGN. Ms. Seaman remains a director of USGN.

"Kevin brings a diversified set of accounting and financial executive experiences plus extremely high energy to the position. Both will be important as we further our development strategy", Gruenler says. "We are tremendously excited that Kevin will be leading the company's financial activities into the future.

From April 2005 until he joined USGN, Mr. Cronin, a certified public accountant, was a consultant with chief financial leadership, merger and acquisitions, and fund raising responsibilities for CEPA Technologies, a development stage company developing voice-activated software. Prior to his engagement with CEPA Technologies, from April 2000 until April 2005, Mr. Cronin was the Controller of Silverback Technologies, Inc., a software business. From March 1999 to April 2000, Mr. Cronin was a Controller of Spike Technologies, Inc., a wireless communications company. Mr. Cronin started his career with Ernst & Young LLP, where he worked from June 1989 to October 1994. From October 1994 to February 1996, Mr. Cronin was a financial analyst for The Learning Company (formerly known as Softkey), a public corporation, and from March 1997 to March 1999 Mr. Cronin was the Controller of Vivid Technologies, Inc., also a public corporation. Mr. Cronin's prior duties included SEC reporting, accounting for foreign subsidiaries, financial analysis, the preparation of budgets and forecasts, and financial accounting and reporting, including the preparation and implementation of policies and procedures. Mr. Cronin received a Bachelor of Arts degree in business management from Hartwick College and a combined Master of Science in Accounting and Master of Business Administration degree from Northeastern University.

"I believe US Global is on the verge of a dramatic transition", Cronin says. "I am excited to accept the position, and look forward to the challenge".


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About US Global Nanospace

US Global Nanospace, Inc. is a solutions oriented research and development company that specializes in identifying, developing, and commercializing new and emerging technologies and products for integration into the security, defense and health and safety markets. USGN uses cross-discipline knowledge in the areas of science, engineering, nanotechnology and nanomaterials to evolve products that address high performance issues. USGN has focused its commercial efforts on identifying strategic partnership companies that have the resources to manufacture, market, or integrate its products on a commercial scale. USGN's products include MAPSANDS(TM), All-Clear(TM) Chem/Bio Decontamination Foam, the G-Lam line of variable threat armor solutions, NanoFilters for HVAC, NanoFilterCX, BlastX, and Radomes. More information is available at http://www.usgn.com.

Safe Harbor

This announcement contains express or implied forward-looking statements about US Global Nanospace's future financial and operating results, products and business relationships. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, reliance on the manufacturing, sales and marketing efforts of a third party over which US Global Nanospace has no direct control, enforceability, and validity of proprietary rights, ability to raise sufficient capital or borrow sufficient funds to fund future operations, ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products by customers, the outcome of pending or future litigation, ability to obtain and maintain regulatory approvals for products, general economic factors and other risks identified and discussed in US Global Nanospace's filings with the Securities and Exchange Commission, including those set forth in US Global Nanospace's annual report on Form 10-KSB before the year ended March 31, 2005. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from US Global Nanospace's current expectations. US Global Nanospace disclaims any intent or obligation to update those forward-looking statements, except as required by law.


     Contacts:

     Amy Power
     Office: 214.618.3318
     Mobile: 214.693.2146
     amy@trancemarketinggroup.com

     Troy Scheer
     Office: 972-323-0491
     Mobile: 469-358-6691
     troy@trancemarketinggroup.com